As filed with the Securities and Exchange Commission on June 21, 2006

Registration No. 333-104068

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. SIX

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

B.F. Saul Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

6712

(Primary standard industrial classification code number)

52-6053341

(I.R.S. employer identification number)

7501 Wisconsin Avenue, Bethesda, Maryland 20814 301-986-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry Ravenel, Jr.

7501 Wisconsin Avenue, Bethesda, Maryland 20814 301-986-6000

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of correspondence to:

Jeffrey B. Grill, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

(202) 663-8000

Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

On June 19, 2006, B. F. Saul Real Estate Investment Trust (the “Trust”) terminated its public offering of up to $50,000,000 in principal amount of notes. In connection with its offering, the Trust issued $31,179,000 in principal amount of notes. The Trust hereby withdraws the registration of the $18,821,000 in principal amount of notes not issued in connection with the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland on this 21st day of June 2006.

B.F. SAUL REAL ESTATE INVESTMENT TRUST

By:	/s/ B. Francis Saul II
B. Francis Saul II
Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on this 21st day of June 2006.

Signature	Capacity

/s/ B. Francis Saul II B. Francis Saul II	Trustee, Chairman of the Board and Principal Executive Officer

* Stephen R. Halpin, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth D. Shoop Kenneth D. Shoop	Vice President (Principal Accounting Officer)

* Philip D. Caraci	Trustee

* Gilbert M. Grosvenor	Trustee

* George M. Rogers, Jr.	Trustee

/s/ B. Francis Saul III B. Francis Saul III	Trustee

* John R. Whitmore	Trustee

*By:	/s/ Ross E. Heasley
Ross E. Heasley
Attorney-in-Fact

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